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                                                                 Exhibit 10.24



                                29 DECEMBER 2000











                       AMERSHAM PHARMACIA BIOTECH LIMITED




                              GOLDARTIST LIMITED
                             (TRADING AS AEOMICA)





                    _______________________________________


                             CONTRACT RESEARCH AND
                             DEVELOPMENT AGREEMENT


                    _______________________________________


















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THIS AGREEMENT is made on 29 December 2000

BETWEEN:

1. AMERSHAM PHARMACIA BIOTECH LIMITED whose registered office is at Amersham Place, Little Chalfont, Buckinghamshire HP7 9NA (APBiotech);
     and

2. GOLDARTIST LIMITED (trading as AEOMICA) whose registered office is at Amersham Place, Little Chalfont, Buckinghamshire HP7 9NA (Aeomica).

WHEREAS:

(A) Nycomed Amersham plc ("NA") and Pharmacia Corporation ("PHA") have formed a joint venture company, Aeomica Limited, to provide molecular disease profiles, targets and leads to the pharmaceutical industry for the enablement of personalised medicine.

(B) NA and PHA also own APBiotech which possesses and has access to technologies, experience and expertise relating to the business Aeomica wishes to develop.

(C) Aeomica is desirous and APBiotech is willing that APBiotech conduct and perform research and development services for Aeomica on the terms and conditions set out below.

NOW IT IS AGREED as follows:

INTERPRETATION

1.1  In this Agreement, unless the context otherwise requires:

APBIOTECH YEAR END is, in any one year, 31 December (or such other date as APBiotech may select from time to time);

BUSINESS DAY means any day other than Saturday or Sunday or a Bank or Public Holiday;

BUSINESS HOURS means the hours of 8:30 a.m. to 5:30 p.m.;

DEVELOPMENTS means any development, enhancement or derivative of any Product, or its design or manufacturing process or services which arise out of the Research and Development;

FORCE MAJEURE means in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any strike, lockout or similar form of industrial action);

INTELLECTUAL PROPERTY RIGHTS means patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software), rights in know-how
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and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any such rights and all rights or forms of protection having equivalent or similar affect anywhere in the world:

LIBOR means the arithmetic mean (rounded upward to five decimal places) of the rates quoted by the principal office in London of Lloyds Bank plc and National Westminster Bank plc to leading banks in the London Interbank market at or about 11:00 a.m. on the relevant date for the offering of deposits in sterling for a one-month period;

NII means the United Kingdom Nuclear Installations Inspectorate;

PRODUCTS means any genes and primer sets, proteins, gene and protein chips, imaging or other data and databases, targets, markers, and pathway analysis data for use in disease profiling of clinical samples and clinical research generally, together with any services or Developments related thereto (or any other product or services as may be agreed between the parties);

RESEARCH AND DEVELOPMENT means the research into and the development of the Products carried on at the Site by APBiotech under the terms of this Agreement as described in Schedule 2;

SITE means any and all sites at which the parties may agree Research and Developments shall be carried on and shall initially include Sunnyvale, Cardiff, Amersham and Uppsala;

SUBSIDIARY means a subsidiary company as defined in the UK Companies Act 1985 (as amended).

1.2 References to statutory provisions shall, except where the context requires otherwise, be construed as references to those provisions as respectively amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time.

1.3 Headings are inserted for convenience only and shall not affect the construction of this Agreement or the Schedules hereto.

SUPPLY OF RESEARCH AND DEVELOPMENT SERVICES

2.1 Following the execution of this Agreement, both parties shall nominate suitably qualified employees acceptable to each other to liaise on a continuing basis on matters concerning Research and Development and APBiotech shall, as a result of such meetings, undertake such Research and Development for Aeomica as Aeomica may (through such nominee) reasonable request. APBiotech shall be obliged to employ such additional manpower as Aeomica may request in order to carry out the Research and Development.

2.2 APBiotech shall use all reasonable endeavours to ensure that the personnel supplying the Research and Development services are suitably qualified. In connection with the supply of the Research and Development services



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     hereunder, APBiotech will comply in all material respects with all applicable laws, regulations and safety guidelines of all governmental entities.

2.3 APBiotech and Aeomica agree that APBiotech may nominate any Subsidiary of APBiotech to provide the Research and Development services in favour of such Subsidiary of Aeomica as Aeomica may correspondingly nominate.

2.4 APBiotech shall not supply Research and Development services at the Site to any party other than Aeomica or such other parties as Aeomica may direct.

2.5  Without prejudice to the generality of clause 2.3:

     (a) Aeomica shall provide APBiotech with details of any Development belonging to Aeomica which it wishes to be incorporated into Products or any other modification which it wishes to be made to the Products from time to time as a result of any Development and

     (b) APBiotech shall provide Aeomica with details of any Development which is made, developed or acquired by APBiotech from time to time and, in particular, any such Development which improves any Product or extends the range of Products.

2.6 The title to and all Intellectual Property Rights in respect of any Development made, developed or acquired shall belong to Aeomica. For the avoidance of doubt, costs associated with patenting (include acquiring, filing and defending any patents or patent applications) or otherwise protecting any Intellectual Property Rights to which Aeomica is entitled (and which APBiotech undertakes on behalf of Aeomica) under this Agreement shall be borne by Aeomica.

2.7 This Agreement shall be deemed to have come into effect on and shall include all Research and Development carried out from, 1 January 2001.

COSTS

3.1  o    o    o    o    o    o    o    o    o    o    o    o    o    o    o
     o    o    o    o    o    o    o    o    o    o    o    o    o    o    o
     calculated consistently with the criteria set out in Schedule 1. All prices quoted shall be exclusive of VAT or any other taxes or customs/ cxcise duties and APBiotech shall be entitled to charge these items to Aeomica at the rate applicable at the date of invoice. Subject to any special terms agreed in writing between APBiotech and Aeomica:

     (a) APBiotech shall involve Aeomica at the end of the following calendar month in respect of the Research and Development undertaken pursuant to this Agreement in the previous calendar month; and

     (b) Subject to Aeomica's rights under this clause Aeomica shall pay the price stated in each invoice submitted by APBiotech pursuant to subclause (a) above within 30 days of the date of the invoice.



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3.2  If Aeomica shall not pay any amount on the due date therefrom in accordance with this Agreement, any amount unpaid shall bear interest at a rate of 1% above the rate from time to time of LIBOR from the date of due payment to and including the date of payment, whether before or after judgement.

3.3 In the event that Aeomica disagrees with any one invoice delivered by APBiotech pursuant to clause 3.1 above. APBiotech shall, upon request, supply Aeomica with such information as is reasonably necessary to support the calculations contained in such invoice. APBiotech shall also permit Aeomica to have such access as it may reasonably request on reasonable notice to the books and records maintained by APBiotech in connection with the provision of the Research and Development services to enable Aeomica to verify such information. The parties shall use all reasonable endeavours (in conjunction with their appropriate professional advisers) to meet and discuss the basis of the calculations contained in such invoice but if they fail to reach agreement within twenty Business Days of delivery of the invoice, then, unless the parties agree otherwise, the dispute shall be referred to a partner of an independent internationally recognised firm of chartered accountants agreed upon by the parties or, failing agreement, to be selected by the president for the time being of the Institute of Chartered Accountants in England and Wales. The terms of reference set out in Clause 12 shall apply.


3.4 Aeomica shall have no right to set off any amounts owing to or alleged to be owing to it by APBiotech against unpaid invoices due to APBiotech.

3.5 Where Research and Development is conducted at the Cardiff site the related overhead would not include any element related to the costs of maintaining an NII licensed site.

PLANT AND EQUIPMENT

4.1 Aeomica may request APBiotech to install new plant and equipment at the Site or make alterations to and improvements of the premises at the Site (the Premises).


4.2 APBiotech shall agree to any request of Aeomica made under Clause 4.1 unless it has reasonably determined that complying with such request would not be feasible or would be materially adverse to APBiotech as a result of APBiotech's obligations to comply with the requirements of the NII, any safety regulations or any relevant statutes (together, the Requirement Obligations). In that event, APBiotech shall, upon request, supply to Aeomica the details of such Requirement Obligations. The parties shall use all reasonable endeavours to meet and discuss the Requirement Obligations, but if they fail to reach agreement within twenty Business Days of APBiotech's refusal, then, unless the parties agreed otherwise, the dispute shall be referred to a partner of an independent internationally recognised firm of chartered accountants agreed upon by the parties or, failing agreement, to be selected by the president for the time being of the Institute of Chartered Accountants in England and Wales. The terms of reference set out in Clause 12 shall apply.


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4.3  All cost of any new plant and equipment requested by Aeomica under Clause
     4.1 and its installation and the cost of any capital expenditure at the Premises shall be borne by, and shall be the property of, Aeomica.

LIABILITY

5.1 Without prejudice to any other limitation or exclusion of liability under this Agreement (and without prejudice to the rights of either party to sue the other for damages for breach of this Agreement):

     (a) APBiotech shall not be liable to Aeomica for any loss of profits or other indirect or consequential loss of any kind, as a result of the provision of the Research and Development services (excluding, for the avoidance of doubt, any loss or liability arising from death or personal injury due to the negligence of APBiotech);

     (b) the total liability of APBiotech to Aeomica in respect of any one event, or series of connected events, shall not exceed the total charges paid by Aeomica to APBiotech for the provision of the Research and Development services in the twelve month period prior to the occurrence of such event or series of events less any amount already paid in that period to Aeomica by APBiotech under any warranty, indemnity or other obligation under this Agreement or in respect of any breach of this Agreement.

5.2 Subject to Clause 6.1, APBiotech will indemnify Aeomica and hold it harmless from and against any claim or action (including reasonable litigation costs and expenses including reasonable legal fees), brought by any third party against Aeomica arising from any negligent or reckless act or omission on the part of APBiotech or any of the personnel of APBiotech.

5.3 Aeomica will indemnify APBiotech for any loss or damage (including reasonable litigation costs and expenses including reasonable legal fees) which APBiotech suffers as a result of any claim or action brought by a third party against APBiotech in respect of any Research and Development services provided by APBiotech hereunder, which claim or action has not arisen from any negligent or reckless act or omission on the part of APBiotech or any of the personnel of APBiotech.

5.4 Where Research and Development services are provided to Aeomica, Aeomica shall satisfy itself that Research and Development services are suitable for its use and, subject to clause 5.1, APBiotech shall not be liable in any way for the suitability of quality of any Research and Development services provided.

CONFIDENTIALITY

6.1 Neither party shall, either during the period of this Agreement or at any subsequent time, disclose to any other person any information disclosed to it by the other party pursuant to this Agreement, and shall use its best


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     endeavours to keep the same confidential (whether marked as such or not), except as provided by clause 6.2 or 6.3.

6.2  Any of the information referred to in clause 6.1 may be disclosed to:

     (a)  any governmental or other authority or regulatory body; or

     (b) any directors or employees of the party in question; to such extent only as is necessary for the purposes contemplated by this Agreement or as required by law.

6.3 Any of the information referred to in clause 6.1 may be used by the party in question for any purpose, or disclosed by that party to any other person, to the extent only that any part of it is now, or hereafter becomes, public knowledge through no fault of the party in question, provided that in doing so that party does not disclose any information which is not public knowledge.

DURATION AND TERMINATION

7.1 This Agreement shall come into force with effect from 1 January 2001 and shall continue in force unless and until terminated in accordance with the following provisions of this clause 7.

7.2 Either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

     (a) that other party commits any material breach of any of the provisions of this Agreement (save for any breach which is caused by the party seeking to rely on it) and, in the case of such a breach which is capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving reasonable information concerning the breach;

     (b) an encumbrancer takes possession of, or a receiver is appointed over, a substantial proportion of the property or assets of that other party;

     (c) that other party makes any voluntary arrangement with its creditors or becomes subject to an administration order; or

     (d) that other party goes into liquidation (except for the purposes of an amalgamation, reconstruction or other reorganisation and in such manner that the company resulting from the reorganisation effectively agrees to be bound by or to assume the obligations imposed on that other party under this Agreement); or

     (e)  that other party ceases, or is likely to cease, to carry on business.

7.3 For the purpose of Clause 7.2 (a), a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance.

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7.4  This Agreement may terminate at any time with the written agreement of all parties.

7.5 The obligation on APBiotech to provide Research and Development services to Aeomica subject to the other provisions of this clause 7, shall continue until 30 June 2001 (the Initial R&D Term) and thereafter until either party gives not less than six (6) months written notice to the other at any time after the Initial R&D Term.

EFFECT OF TERMINATION

8.1 Upon the termination of this Agreement for any reason APBiotech shall cease all Research and Development and:

     (a) forthwith return to Aeomica any documents in its possession or control which contain or record any part of any Intellectual Property;

     (b) consent to the cancellation of any formal licence granted to it, or of any record of it in any register, in respect of any Intellectual Property of Aeomica;

and, subject as provided in this clause and except in respect of any accrued rights, neither party shall have any further obligation to the other.

8.2 Subject (i) to the remainder of this clause 8 and to the obligations of the parties under Clauses 5.1, 5.2 and 6 which shall continue to have effect following termination; (ii) to any rights or obligations which have accrued prior to termination; and (iii) as otherwise expressly provided in this Agreement, upon the termination of this Agreement for any reason, neither party shall have any further obligation to the other under this Agreement.

8.3 Aeomica will reimburse APBiotech for such sums as may be certified by APBiotech as equal to any costs, expenses or other liabilities incurred by APBiotech as a result of the termination of the employment of any person involved in providing the Research and Development services. Any amounts payable by Aeomica under this clause shall be paid within twenty Business Days of delivery of invoice.

8.4 In the event that Aeomica disagrees with the amount of the actual costs referred to in clause 8.3 or any amount certified under clause 8.3, APBiotech shall upon request, supply Aeomica with such information as is reasonably necessary to support the calculations of such costs. APBiotech shall allow Aeomica to have such access as it may reasonably request on reasonable notice to the books and records maintained by APBiotech in connection with providing the Research and Development services to enable it to verify such information. The parties shall use all reasonable endeavours (in conjunction with their respective accountants) to meet and discuss the basis of the calculations of each cost but if they fail to reach agreement within twenty Business Days of delivery of the invoice, then, unless the parties agree otherwise, the dispute shall be referred to a partner of an independent




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     internationally recognised firm of chartered accountants agreed upon by the parties or, failing agreement, to be selected by the president for the time being of the Institute of Chartered Accountants in England and Wales. The terms of reference set out in clause 12 shall apply.

NOTICES

9.1 All notices, requests, demands, or other communications made pursuant to this Agreement shall be made by telefax, overnight express courier or hand delivered against receipt to the applicable party as indicated below:

(a)  if to APBiotech, to:

     Fax No:   01494 542242

     Address:  Amersham Place
               Little Chalfont
               Buckinghamshire HP7 9NA

     For the attention of:  J.A. Cooper (Company Secretary)

(b)  if to Aeomica, to:

     Fax No:   01494 542242

     Address:  Amersham Place
               Little Chalfont
               Buckinghamshire HP7 9NA

     For the attention of:  R.E.B. Allnutt (Group Legal Adviser)

9.2 Communications shall be deemed to have been made upon receipt if by telefax, overnight express courier or by hand delivery, except that if any such communication is received on a day which is not a Business Day or after Business Hours shall be deemed to have been made at the opening of business on the first following day that is a Business Day.

NATURE OF AGREEMENT

10.1 Nothing in this Agreement shall create, or be deemed to create, a partnership or joint venture between the parties.

10.2 Nothing in this Agreement shall constitute one party as the agent of any other party.

10.3 Nothing in this Agreement shall make any of the employees of one party the employees of any other party.

10.4 Any provision of this Agreement may be modified or amended or waived only by an instrument in writing signed by duly authorised representatives of each

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       of the parties, in the case of a modification or an amendment, or by the party against whom the waiver is to be effective, in the case of a waiver.

10.5 If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality, or enforceability of the remaining provisions shall not in any way be affected or impaired. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, the parties shall make suitable and equitable provision therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.


TERMS OF REFERENCE FOR DISPUTES

11. In the event of a dispute arising under this Agreement, the following terms of reference shall apply:

      (a) the parties shall each use all reasonable endeavours to assist the firm to resolve the matter and to ensure that the independent firm has such access to all relevant working papers of each party as are reasonably necessary for the purpose;

      (b) any such independent firm shall act as an expert (and not as an arbitrator) in making any such determination which shall be binding on the parties;

      (c) the expenses of any such determination by an independent firm shall be borne between the parties in such proportions as the firm shall in its discretion determine.


ARBITRATION AND GOVERNING LAW

12.1 In the event of any dispute between APBiotech and Aeomica arising in connection with this Agreement, the parties, shall use all reasonable endeavours to resolve the matter on an amicable basis. If one party serves formal written notice on the other that a material dispute of such a description has arisen and the parties are unable to resolve the dispute within a period of thirty (30) days from the service of such notice, then the dispute shall be referred to the respective chief executive officers of APBiotech and Aeomica with a view to the dispute being resolved as early as possible.

12.2 If any dispute is unresolved by the chief executive officers within a period of thirty (30) days from the date such referral of such dispute to them, such dispute may after the expiry of such period of thirty (30) days be referred by either party to and finally settled by arbitration under the Rules of the London Court of International Arbitration by one or more arbitrators appointed in accordance with those Rules. The place of arbitration shall be London. The language of arbitration proceedings shall be English.

12.3 This Agreement shall be governed by and construed in all respects in accordance with the laws of England.


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AS WITNESS this Agreement has been signed by the duly authorised representatives of the parties the day and year first before written.







SIGNED by /s/ R E LONG                           )
for and on behalf of                             )
AMERSHAM PHARMACIA BIOTECH LIMITED               )
in the presence of:                              )







SIGNED by /s/ R E LONG                           )
for and on behalf of                             )
GOLDARTIST LIMITED (trading as AEOMICA)          )
in the presence of:                              )








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                                   SCHEDULE 1

                                     COSTS

         CRITERIA FOR CALCULATING THE COST OF RESEARCH AND DEVELOPMENT

All expenditure related to discovery, development, clinical trials and regulatory approval of:

(a)  new products or services

(b)  new or extended indications for existing products or services together with expenditure associated with the acquisition, filing and defence of patents and other intellectual property up to the date of product launch.

In the case of products which require a marketing licence to be granted by a regulatory authority before they can be sold, all expenditure incurred in order to obtain (but not to maintain) such a licence is considered shall be a Research and Development cost (other than consumables manufactured by APBiotech for resale).

Expenditure includes payroll and related costs of employees; payments to third parties for extra-mural contract work; laboratory supplies and consumables; depreciation and expenses relating to laboratory facilities, equipment and pilot plants; costs associated with dossier preparation, translation and submission to regulatory agencies; payments to third parties for access to know-how, compounds, designs and technology; patent agent fees; costs or patent filing and of defending patents.

For the purposes of this Agreement "Research and Development" will also include "Technical Support" which is defined as any expenditure which does not fall under the definition of Research and Development or Selling cost but which is related to:--

(a) the generation (other than by clinical trials) of supplementary information on products which have already been granted a marketing licence (in the case of products subject to licensing controls) or which have already been launched (in the case of all other products).

(b)  The technical promotion of such products.

In the case of products which require a marketing licence to be granted by a regulatory authority before they can be sold, all expenditure incurred in order to maintain the validity of an existing licence is considered to be Technical Support Expense.

Note that all clinical trial expenditure is considered to be Research and Development expense.


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                                   SCHEDULE 2

                            RESEARCH AND DEVELOPMENT


THE R&D PROGRAM COMPRISES:

o Research and Development in the fields of gene discovery and disease profiling using proteomics and genomics tools.

o Project management and Research and Development activities regarding development and optimisation of experimental protocols for 2D protein gel and MS analysis of human tissue samples.









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